Exhibit 99.1

Flowco Holdings Inc. Reports Second Quarter 2025 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry, today announced financial results for the second quarter ended June 30, 2025.

Where presented, the financial results for 2024 represent periods (i) during which Flowco’s operating subsidiary, Flowco MergeCo LLC (“Flowco LLC”), was a privately-owned limited liability company and (ii) prior to the completion of Flowco’s initial public offering in January 2025. Historical financial information for the periods ended in 2024 reflects information for Flowco LLC, and historical financial information presented prior to June 20, 2024 reflects only the historical financial information of Estis Compression LLC (“Estis”) as the accounting predecessor prior to the business combination of Estis, Flowco Production Solutions, LLC and Flogistix, LP and parent entities formed in connection with such business combination (the “2024 Business Combination”).

Key Second Quarter 2025 Highlights

•
Revenues of $193.2 million, generating net income of $27.4 million and Adjusted Net Income1 of $33.0 million
•
Adjusted EBITDA1 of $76.5 million
•
Adjusted EBITDA Margin1 of 39.6%
•
In August 2025, Flowco's Board of Directors declared a quarterly cash dividend of $0.08 per share
•
Robust liquidity with approximately $496.5 million of availability under our revolving credit facility as of August 1, 2025, inclusive of the approximately $71 million drawn to fund the strategic asset acquisition from Archrock

Financial Summary

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in thousands)
Revenues	$193,215	$192,350	$93,208
Net income	27,352	27,045	20,082
Adjusted Net Income (1)	32,998	32,769	20,348
Adjusted EBITDA (1)	76,488	74,901	40,236
Adjusted EBITDA Margin (1)	39.6%	38.9%	43.2%

(1)
Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered strong second-quarter results, with sequential improvements in both Adjusted EBITDA and Adjusted EBITDA Margins, while generating robust free cash flow. These results emphasize our differentiated financial profile and the disciplined operational execution of our business segments. Growth in our high-margin rental divisions was a key driver, supported by increased customer adoption and strategic investments in our rental fleet. On August 4th, we announced the completion of the acquisition of 155 High Pressure Gas Lift and Vapor Recovery systems from Archrock. We believe these assets will accelerate the growth of our high-margin rental businesses, increase our fleet of electric motor drive systems, and strengthen relationships with both new and existing customers.

Despite global uncertainties and volatility in the second quarter, the upstream market continued to demonstrate resilience, supported by targeted investment. However, even with recent oil price stability, operators are further moderating activity levels as they seek to maintain capital discipline. As our customers assess the market outlook, we’re seeing a continued emphasis on production optimization to maximize asset value and sustain volumes—driving steady demand for our solutions that enhance efficiency, reliability, and recovery. This trend has supported our incremental growth in a flat production environment.

As we move into the second half of the year, we remain focused on disciplined execution, operational optimization, and high-return investments. We believe Flowco is strategically positioned to succeed in today’s evolving energy landscape—delivering innovation, operational performance, and strong returns for our customers and shareholders.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, conventional gas lift and plunger lift, including a range of digital solutions and other production related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in thousands)
Production Solutions
Revenues	$128,245	$115,992	$56,626
Adjusted Segment EBITDA (1)	53,343	50,590	32,684
Adjusted Segment EBITDA Margin (1)	41.6%	43.6%	57.7%

Natural Gas Technologies
Revenues	$64,970	$76,358	$36,582
Adjusted Segment EBITDA (1)	27,397	28,662	7,535
Adjusted Segment EBITDA Margin (1)	42.2%	37.5%	20.6%

Corporate
Revenues	$-	$-	$-
Adjusted Segment EBITDA (1)	(4,252)	(4,351)	17
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$193,215	$192,350	$93,208
Adjusted Segment EBITDA (1)	76,488	74,901	40,236
Adjusted Segment EBITDA Margin (1)	39.6%	38.9%	43.2%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Second quarter 2025 revenue for the Production Solutions segment increased 10.6% from the first quarter of 2025, and Adjusted Segment EBITDA increased 5.4% quarter over quarter for the same periods. The increase in revenue and Adjusted Segment EBITDA resulted from higher operating leverage and an increase in sales quarter over quarter. Adjusted Segment EBITDA Margin decreased 202 basis points due to a decrease in sales gross margin in the period.

Natural Gas Technologies

Second quarter 2025 revenue for the Natural Gas Technologies segment decreased 14.9% from the first quarter of 2025, primarily due to a decrease in sales in the Natural Gas Systems business unit. Adjusted Segment EBITDA decreased 4.4% quarter over quarter for the same periods, with Adjusted Segment EBITDA Margins increasing 463 basis points due to favorable revenue mix from rentals.

Corporate

Corporate Adjusted Segment EBITDA for the quarter ended June 30, 2025 was $(4.3) million, compared to $(4.4) million Corporate Adjusted Segment EBITDA in the quarter ended March 31, 2025.

Balance Sheet & Liquidity

As of August 1, 2025, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $226.6 million and, with a current borrowing base of $723.1 million, had availability under the Credit Agreement of $496.5 million.

Dividend Declaration

On August 1, 2025, Flowco announced that its Board of Directors had declared a quarterly cash dividend of $0.08 per share of Class A common stock payable on August 29, 2025 to Class A common stockholders of record as of the close of business on August 15, 2025. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.08 per unit to holders of its common units.

Conference Call and Webcast Information

Flowco will host a conference call on Tuesday, August 5, 2025, at 8:00 am Eastern Time to discuss second quarter 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13754621. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. The company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended December 31, 2024 and our quarterly report for the period ended March 31, 2025 filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(in thousands except share and per share amounts)
Revenues:
Rentals	$102,104	$97,296	$51,579	$199,400	$97,742
Sales	91,111	95,054	41,629	186,165	62,178
Total revenues	193,215	192,350	93,208	385,565	159,920
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	27,602	26,851	12,707	54,453	23,682
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	62,579	65,566	31,605	128,145	48,538
Selling, general and administrative expenses	32,683	30,534	6,716	63,217	11,192
Depreciation and amortization	33,165	34,119	14,209	67,284	25,921
(Gain) loss on sale of equipment	68	(45)	266	23	655
Income from operations	37,118	35,325	27,705	72,443	49,932
Other expenses:
Interest expenses	(6,445)	(5,365)	(5,506)	(11,810)	(10,313)
Other expenses, net	559	(267)	(1,944)	292	(2,046)
Total other expenses	(5,886)	(5,632)	(7,450)	(11,518)	(12,359)
Income before provision for income taxes	31,232	29,693	20,255	60,925	37,573
Provision for income taxes	(3,880)	(2,648)	(173)	(6,528)	(306)
Net income	27,352	27,045	$20,082	54,397	$37,267
Net income attributable to redeemable non-controlling interests	21,881	20,873		42,754
Net income attributable to Flowco Holdings Inc.	$5,471	$6,172		$11,643

Earnings per share (1):
Basic	$0.21	$0.24		$0.45
Diluted	$0.21	$0.24		$0.44
Weighted average shares outstanding (1):
Basic	25,728,144	25,721,620		25,725,197
Diluted	26,195,643	26,187,264		26,193,327

(1)
The calculations of basic and diluted earnings per share and weighted average shares of common stock outstanding cover the periods after January 16, 2025, which are the periods following the Company's initial public offering and the related reorganization transactions, through the end of second quarter 2025.

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	June 30, 2025	December 31, 2024
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$9,287	$4,615
Accounts receivable, net of allowances for credit losses of $1,526 and $1,169, respectively	122,768	120,353
Inventory	150,846	151,179
Prepaid expenses and other current assets	9,369	9,982
Total current assets	292,270	286,129
Property, plant and equipment, net	717,684	702,616
Operating lease right-of-use assets	16,775	19,480
Finance lease right-of-use assets	26,414	21,871
Intangible assets, net	287,176	302,522
Goodwill	249,692	249,692
Deferred tax asset	10,054	—
Other assets	6,045	6,639
Total assets	$1,606,110	$1,588,949

Liabilities, redeemable non-controlling interests and stockholders'/members' equity
Current liabilities:
Accounts payable	$33,334	$31,321
Accrued expenses	30,244	33,829
Current portion of operating lease obligations	7,391	6,809
Current portion of finance lease obligations	13,076	7,837
Deferred revenue	5,923	8,002
Total current liabilities	89,968	87,798
Long-term liabilities:
Long-term debt, net	167,051	635,916
Tax receivable agreement liability	12,484	—
Operating lease obligations, net of current portion	9,624	12,739
Finance lease obligations, net of current portion	11,980	13,389
Total long-term liabilities	201,139	662,044
Total liabilities	291,107	749,842
Commitments and contingencies
Redeemable non-controlling interests	1,164,654	—
Members' equity:
Members' equity	—	839,107
Total members' equity	—	839,107
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 25,729,432 shares issued and outstanding as of June 30, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	3	—
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 64,823,042 shares issued and outstanding as of June 30, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	6	—
Additional paid-in capital	18,113	—
Retained earnings	132,227	—
Total stockholders' equity to Flowco Holdings Inc.	150,349	—
Total liabilities, redeemable non-controlling interests and members'/stockholders' equity	$1,606,110	$1,588,949

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$54,397	$37,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,284	25,921
Provision for inventory obsolescence	1,274	727
Amortization of operating right-of-use assets	4,011	515
Amortization of deferred financing costs	674	200
(Gain) loss on sale of equipment	23	655
Gain on lease termination	(263)	—
Share-based compensation	7,991	153
Provision for deferred income taxes	1,428	—
Allowance for credit losses	941	388
Changes in operating assets and liabilities:
Accounts receivable	(3,356)	(3,355)
Inventory	(941)	(4,138)
Prepaid expenses and other current assets	614	(1,338)
Other assets and liabilities	(66)	—
Accounts payable - trade	2,014	(3,882)
Accrued expenses	(6,695)	(2,428)
Deferred revenue	(2,079)	-
Operating lease liabilities	(3,591)	(514)
Finance lease liabilities	1,067	—
Net cash provided by operating activities	124,727	50,171
Cash flows used in investing activities
Additions to property, plant and equipment	(63,620)	(27,480)
Proceeds from sale of property, plant and equipment	270	29
Net cash acquired in 2024 Business Combination	—	3,088
Payment for capitalized patent costs	(95)	—
Net cash used in investing activities	(63,445)	(24,363)
Cash flows used in financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	461,803	—
Payment of offering costs	(2,458)	—
Payments on long-term debt	(706,683)	(51,480)
Proceeds from long-term debt	237,817	62,556
Payments on finance lease obligations	(5,663)	(1,330)
Proceeds on finance lease terminations	313	—
Purchase of LLC Interests from Continuing Equity Owners	(20,876)	—
Payment of debt issuance costs	(13)	—
Distributions to members	(18,792)	(30,500)
Dividend payments to FHI shareholders	(2,058)	—
Net cash used in financing activities	(56,610)	(20,754)
Net increase (decrease) in cash and cash equivalents	4,672	5,054
Cash and cash equivalents
Beginning of period	4,615	—
End of period	$9,287	$5,054

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA and Adjusted EBITDA, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in thousands)
Net income	$27,352	$27,045	$20,082
Transaction related expenses (1)	6	493	—
Share-based compensation expense (2)	1,670	4,962	—
Non-recurring charges (3)	3,902	—	—
Loss on sale of equipment	68	(45)	266
Inventory valuation adjustments (4)	—	314	—
Adjusted Net Income	$32,998	$32,769	$20,348

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers, and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) business combination-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in thousands)
Net income	$27,352	$27,045	$20,082
Interest expense	6,445	5,365	5,506
Provision for income taxes (1)	3,880	2,648	173
Depreciation and amortization	33,165	34,119	14,209
EBITDA	70,842	69,177	39,970
Transaction related expenses (2)	6	493	—
Share-based compensation expense (3)	1,670	4,962	—
Non-recurring charges (4)	3,902	—	—
Loss on sale of equipment	68	(45)	266
Inventory valuation adjustments (5)	—	314	—
Adjusted EBITDA	$76,488	$74,901	$40,236

(1)
Previously issued non-GAAP information did not include provision for income taxes amounts as a reconciling item for the year ended December 31, 2023, as Texas margin tax was included within other expense in the previously issued consolidated statements of operations. In order to conform with current year’s presentation, the Company reclassified Texas margin tax amounts from other expense into provision for income taxes, and consequently, have been included as a reconciling item to Adjusted EBITDA from net income for all periods presented above.
(2)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(3)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(4)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers, and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX.
(5)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.

•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales, service revenues and methane abatement technology.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(in thousands)
Production Solutions
Net income	$32,676	$29,032	$14,850
Interest expense	2,302	93	4,989
Provision for income taxes	53	211	92
Depreciation and amortization	18,192	19,614	12,487
EBITDA	53,223	48,950	32,418
Transaction related expenses (1)	—	—	—
Share-based compensation expense (2)	—	1,280	—
Non-recurring charges (3)	—	—	—
(Gain) loss on sale of equipment	120	46	266
Inventory valuation adjustments (4)	—	314	—
Adjusted Segment EBITDA	53,343	50,590	32,684

Natural Gas Technologies
Net income	$11,229	$11,632	$5,215
Interest expense	224	202	517
Provision for income taxes	29	112	81
Depreciation and amortization	14,967	14,499	1,722
EBITDA	26,449	26,445	7,535
Transaction related expenses (1)	—	—	—
Share-based compensation expense (2)	—	2,308	—
Non-recurring charges (3)	1,000	—	—
(Gain) loss on sale of equipment	(52)	(91)	—
Inventory valuation adjustments (4)	—	—	—
Adjusted Segment EBITDA	27,397	28,662	7,535

Corporate
Net income	$(16,553)	$(13,619)	$17
Interest expense	3,919	5,070	—
Provision for income taxes	3,798	2,325	—
Depreciation and amortization	6	6	—
EBITDA	(8,830)	(6,218)	17
Transaction related expenses (1)	6	493	—
Share-based compensation expense (2)	1,670	1,374	—
Non-recurring charges (3)	2,902	—	—
(Gain) loss on sale of equipment	—	—	—
Inventory valuation adjustments (4)	—	—	—
Adjusted Segment EBITDA	(4,252)	(4,351)	17
Total Adjusted EBITDA	$76,488	$74,901	$40,236

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents one-time charges related to termination benefits and related expenses, which includes one of our executive officers (Corporate), and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX (Natural Gas Technologies).

(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Investor Contact:

Andrew Leonpacher

investor.relations@flowco-inc.com

Source: Flowco Holdings Inc.